EXHIBIT (99)(c)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL
This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-816-0869, 24 hours a day, 7 days a week. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until [•] p.m. Eastern Daylight Time [•], 2004.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have your proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until [•] p.m. Eastern Daylight Time [•], 2004.	Simply mark, sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL

A proposal to approve the plan of merger contained in the Agreement and Plan of Merger, dated as of June 20, 2004, between SouthTrust Corporation and Wachovia, pursuant to which SouthTrust will merge with and into Wachovia, as more fully described in the joint proxy statement-prospectus dated [ ], 2004

FOR ☐	AGAINST ☐	ABSTAIN ☐

I will attend the Special Meeting of Shareholders. ☐

Signature

Signature (if held jointly) Date

Note: Signature(s) should agree with name(s) on proxy form. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

DIRECTIONS

[•]

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

WACHOVIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

[•], 2004

P R O X Y

The undersigned holder of shares of common stock of Wachovia Corporation (the “Corporation”) hereby constitutes and appoints [•], [•] and [•], or any of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation’s common stock held of record by the undersigned on [•], 2004, at the Special Meeting of Shareholders of the Corporation to be held on [•], 2004, at [•] a.m., local time, in [•], and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

Return to:

Georgeson Shareholder Communications

Wall Street Station

P.O. Box 1100

New York, NY 10269-0646